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                                  EXHIBIT 99


[AAMES FINANCIAL CORPORATION LOGO]

                                        Contact:  Joseph R. Tomei
                                                  Investor Relations Department
                                                  Aames Financial Corporation
                                                  (323) 210-5311


For Immediate Release


  AAMES FINANCIAL CORPORATION APPOINTS ROBERT A. SPASS TO THE BOARD OF DIRECTORS

     LOS ANGELES, CA., July 27, 2000 - AAMES FINANCIAL CORPORATION (NYSE:
AAM), a leader in subprime home equity lending, announced today that Robert
A. Spass has been appointed to the Board of Directors of the Company, filling the vacancy created by the resignation from the Board of Directors of David
A. Spuria on July 26, 2000.

     Spass, a partner in and a co-founder of Capital Z Partners, is also the President and a Director of Capital Z Partners, Ltd. and related entities. In addition to his new position as a director of the Company, Mr. Spass currently serves on the Board of Directors of USI Insurance Services, Universal American Financial Corporation, Superior National Insurance Group, CERES Group, Inc. and Highlands Insurance Group.

     Prior to co-founding Capital Z Partners, Mr. Spass was the Managing Partner and co-founder of Insurance Partners I. L.P. Mr. Spass also was President and CEO of International Insurance Advisors, Inc., the management company of International Insurance Investors, L.P. Prior thereto, Mr. Spass was a Director of Investment Banking at Salomon Brothers with responsibility for corporate finance relationships with the insurance industry. Prior to joining Salomon, Mr. Spass was a Senior Manager for KPMG, LLP, providing accounting and consulting services for the insurance industry. Mr. Spass received a B.A. degree from the State University of New York at Buffalo.

     "I am pleased that Robert has agreed to join our board," said A. Jay Meyerson, the Company's Chief Executive Officer. "Robert's experience in the financial services industry will be a valuable asset to the Company as we execute on our turnaround plan."

     "I am excited about the opportunity to work with the Board of Directors and Management of Aames Financial Corporation," said Mr. Spass. "The Company has a good plan in place and the right team to accomplish the job. I hope to have a positive impact on the future success of the Company."

     Aames Financial Corporation is a leading home equity lender, and at March 31, 2000 operated 101 retail Aames Home Loan offices and 7 wholesale loan centers nationwide.

     From time to time the Company may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company's actual results and experience to differ

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materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of the Company's business include the following: negative cash flow and continued access to outside sources of cash to fund operations; dependence on funding sources; third party rights to terminate mortgage servicing; high delinquencies and losses in the Company's securitization trusts; prepayment risk; changes in interest rates; basis risk; prolonged interruptions or reductions in the secondary market for mortgage loans; timing of loan sales; dependence on broker network; competition; concentration of operations in California and Florida; economic conditions; contingent risks on loans sold; government regulation; changes in federal income tax laws; ability to pay dividends and the concentrated ownership of the Company's controlling stockholder. For a more complete discussion of these risks and uncertainties, see "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors" in the Company's Annual Report on Form 10-K and 10-K/A for the fiscal year ended June 30, 1999 and "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors" in Form 10-Q for the quarter ended March 31, 2000, and subsequent Company Filings with the United States Securities and Exchange Commission.

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